Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Registration Statement on Form F-1 of our report dated May 26, 2026 relating to the financial statements of Carbon Zero Technologies International Inc. appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum Asia CPAs LLP

Guangzhou, China

June 25, 2026

GUANGZHOU OFFICE ● Ste.1601 ● CTF Finance Center ● 6 Pearl River East Rd. ● Pearl River New Town ● Tianhe Dist. ● Guangzhou ● 510623 Phone 8620.3877.0819 ● Fax 8620.8072.0039 ● www.marcumasia.com